UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4787 Levy Street

Montreal, Quebec

Canada H4R 2P9

(Address of principal executive offices with zip code)

(514) 744-6792

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 14, 2012, Valeant Pharmaceuticals International, Inc. (the “Company”) filed a Current Report on Form 8-K reporting that pursuant to the Agreement and Plan of Merger, dated September 2, 2012 (the “Merger Agreement”), among the Company, Valeant Pharmaceuticals International, a Delaware corporation and wholly owned subsidiary of the Company (“VPI”), Merlin Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of VPI (“Merger Sub”), and Medicis Pharmaceutical Corporation, a Delaware corporation (“Medicis”), Merger Sub merged with and into Medicis on December 11, 2012, with Medicis continuing as the surviving entity and wholly owned subsidiary of the Company (the “Merger”). This Form 8-K/A is being filed to provide the pro forma financial information required by Item 9.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company for the nine months ended September 30, 2012, for the year ended December 31, 2011, and as of September 30, 2012 giving effect to the acquisition of Medicis is attached hereto as Exhibit 99.3 and incorporated herein by reference.

(d) Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

2.1	Agreement and Plan of Merger, dated as of September 2, 2012, among Medicis Pharmaceutical Corporation, Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International and Merlin Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K (File No. 001-14956) filed on September 4, 2012).

99.3	Unaudited Pro Forma Condensed Combined Financial Statements and Related Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

	By:	/s/ Howard B. Schiller
Date: February 25, 2013		Name:	Howard B. Schiller
		Title:	Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 2, 2012, among Medicis Pharmaceutical Corporation, Valeant Pharmaceuticals International, Inc., Valeant Pharmaceuticals International and Merlin Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K (File No. 001-14956) filed on September 4, 2012).

99.3	Unaudited Pro Forma Condensed Combined Financial Statements and Related Notes.